UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

DFC Global Corp.

(Exact name of registrant as specified in charter)

Delaware	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

610-296-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 1, 2014, LSF8 Sterling Parent, LLC (“Parent”), LSF8 Sterling Merger Company, LLC, a wholly-owned subsidiary of Parent (“Merger Sub”), and DFC Global Corp. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation and a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Lone Star Funds (“Lone Star”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company (other than shares (i) held in treasury by the Company, (ii) owned by Parent, Merger Sub, the Company or any subsidiary of the Company, or (iii) held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands appraisal of such shares pursuant to the Delaware General Corporation Law) that is outstanding immediately prior to the Effective Time shall be cancelled and converted automatically into the right to receive $9.50 per share in cash, without interest (the “Merger Consideration”).

With respect to each stock option that was issued under the terms of the Company’s 2005 Stock Incentive Plan, as amended, or the Company’s 2007 Equity Incentive Plan, as amended (the “Company Stock Plans”), and which is outstanding at the Effective Time (each, an “Option”), the Company has agreed to take all actions to provide that each such stock option shall, as of the Effective Time, (i) automatically become fully vested and exercisable, (ii) cease to be outstanding and be automatically canceled and cease to exist and (iii) be automatically converted into the right to receive the excess of the Merger Consideration over the exercise price, if any.

Additionally, subject to the consummation of the Merger, each restricted stock unit awarded under the Company Stock Plans which is outstanding at the Effective Time will become free of any restrictions and converted into a right to receive a cash payment equal to the Merger Consideration for each share of the Company’s common stock subject to such award.

The Merger Agreement has been unanimously approved by the Company’s Board of Directors, acting upon the unanimous recommendation of a special committee of independent directors, which committee was formed for the purpose of evaluating the proposal that was received from Lone Star. The transactions contemplated by the Merger Agreement are subject to the approval of the stockholders of the Company and other customary closing conditions, including, without limitation, the receipt of necessary regulatory approvals, that the U.K. Financial Conduct Authority has not taken certain actions with respect to the Company, the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and compliance with certain foreign anti-competition filings, all as set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $13,254,500; provided, however, that in the event that the Merger Agreement is terminated in connection with the receipt by the Company of a Superior Proposal (as defined in the Merger Agreement) in the twenty day period following the execution of the Merger Agreement, the Company will be required to pay a termination fee of $9,467,500. In addition, if the Merger Agreement is terminated by the Parent because the requisite stockholder approval was not obtained and a termination fee discussed above is not then payable, the Company will be required to reimburse Parent for out-of-pocket expenses incurred by it, Merger Sub and their respective affiliates in connection with the Merger

Agreement up to a maximum amount of $3,787,000. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $22,722,000 (the “Parent Termination Fee”) in the event the Company terminates the Merger Agreement under specified circumstances. The maximum aggregate liability of Parent and Merger Sub for any loss suffered as a result of breach of the Merger Agreement is $22,722,000 plus specified expenses and costs of recovery that may be payable under the Merger Agreement. Lone Star Fund VIII (U.S.), L.P. has delivered to the Company a limited guarantee in favor of the Company guaranteeing payment of the Parent Termination Fee and specified costs and expenses of the Company as discussed above.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient to consummate the Merger and the other transactions contemplated by the Merger Agreement, including payment of the aggregate Merger Consideration and all related fees and expenses of Parent and Merger Sub in connection with the Merger.

Lone Star Fund VIII (U.S.), L.P. has committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount of $750,000,000 on the terms and subject to the conditions set forth in the equity commitment letter dated April 1, 2014 (the “Equity Commitment Letter”).

Pursuant to the debt commitment, Jefferies Finance LLC and jointly, Credit Suisse AG and Credit Suisse Securities (USA) LLC (the “Lenders”) have committed to provide, on a several basis, 60% and 40%, respectively, of (i) a $125,000,000 senior secured, asset-based revolving credit facility and (ii) to the extent that all or any portion of the $750,000,000 senior secured notes contemplated by the Debt Commitment Letter are not issued on or prior to the Effective Time, a senior secured bridge facility in an aggregate principal amount of up to $750,000,000, on the terms and subject to the conditions set forth in a debt commitment letter entered into by the Lenders in connection with the Merger (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to certain customary conditions as set forth in the Debt Commitment Letter.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Parent, Merger Sub, Lone Star, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement, and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement.

Furthermore, many of the representations and warranties in the Merger Agreement are the result of the negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Parent, Merger Sub, Lone Star, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Item 2.02	Results of Operations and Financial Condition.

On April 2, 2014, the Company announced selected preliminary financial results for the three months ended March 31, 2014 as well as revised guidance for the fiscal year ending June 30, 2014. A copy of the press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2014, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders to amend the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaw Amendment”).

The Bylaw Amendment became effective immediately upon its adoption. The Bylaw Amendment provides that unless the Company consents in writing to the selection of an alternative forum, or except as otherwise provided in the Bylaw Amendment, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine.

The above description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is attached hereto as Exhibit 3.1.

Item 8.01	Other Events

On April 2, 2014, the Company issued a joint press release with Parent relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The Exhibit Index attached hereto is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING A VOTING DECISION, THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of the Company’s corporate website, www.dfcglobalcorp.com, or directing a request to its Investor Relations department at (484) 320-5800 or investor@dfcglobalcorp.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 annual meeting of stockholders, which was filed with the SEC on October 7, 2013 and the Company’s Annual Report on Form 10-K for 2013 filed with the SEC on August 29, 2013. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC GLOBAL CORP.

Date: April 2, 2014	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President of Finance and Corporate Controller

EXHIBIT INDEX

Number	Description of Document

2.1	Agreement and Plan of Merger by and among LSF8 Sterling Parent, LLC, LSF8 Sterling Merger Company, LLC, and DFC Global Corp. dated April 1, 2014.

3.1	Amendment to the Amended and Restated Bylaws of DFC Global Corp. dated April 1, 2014.

99.1	Press Release issued by DFC Global Corp. on April 2, 2014.

99.2	Press Release issued jointly by DFC Global Corp. and LSF8 Sterling Parent, LLC on April 2, 2014.